                                                                    EXHIBIT 99.1

NEWS
FOR IMMEDIATE RELEASE     Contacts: Richard C. Schwenk, Jr., CFO
---------------------               Ben Binswanger, VP, Corporate Communications
                                    (610) 878-7400




                          TELESPECTRUM WORLDWIDE INC.
                   REPORTS FOURTH QUARTER, YEAR END RESULTS
                    ----------------------------------------



KING OF PRUSSIA, PA MARCH 23, 1998 - TeleSpectrum Worldwide Inc. (NASDAQ:TLSP) today announced a fourth quarter net loss from continuing operations/1/ of $149.2 million or $5.92 per share. Included in the loss is a non-cash goodwill impairment charge of $139.1 million or $5.52 per share. Also included in the net loss is a primarily non-cash charge related to call center closings of approximately $7.7 million offset by an investment gain of approximately $1.8 million. Losses from continuing operations for the year ending December 31, 1997 were $161.8 million, or $6.42 per share. Revenues from continuing operations for the fourth quarter of 1997 were $44.8 million, and for the year ended December 31, 1997, revenues from continuing operations were $178.9 million.

As a result of developments in the teleservices industry and the Company's operating performance, management has concluded that its goodwill, arising principally from acquisitions made in August 1996, has been permanently impaired. As previously announced on February 17, 1998, the Company expects to incur a loss in the first quarter of 1998.



                                    - more -

/1/ The Company's 1996 and 1997 results now exclude discontinued operations from its market research and direct mail and fulfillment divisions because these divisions have been or will be sold.
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Page 2 - TeleSpectrum Worldwide Inc.



TeleSpectrum Worldwide plans to close additional call centers in order to match its production capacity with expected demand. Certain charges related to these closings have been recorded in the fourth quarter of 1997. Additional charges will be recorded in 1998. Upon completion of these closings, the Company expects to have approximately 2,550 workstations and employ approximately 5,500 people.

The Company's 1996 and 1997 reported results now exclude the discontinued operations of its direct mail and fulfillment division, which, as previously announced, it expects to sell by the end of the month, as well as its market research division, which, as previously announced, was sold in February 1998. The proceeds from these sales will be used to repay all of the Company's currently outstanding bank borrowings. As a result of losses reported in the fourth quarter, TeleSpectrum Worldwide will be out of compliance with certain loan covenants and expects to enter into a new credit facility to meet its working capital requirements.

In a separate news release today, the Board of Directors of TeleSpectrum Worldwide also announced that Keith Alessi has been named Chairman, President and Chief Executive Officer of TeleSpectrum Worldwide succeeding J. Brian O'Neill, who will continue as a Director of the Company.

THE COMPANY

Headquartered in King of Prussia, Pa., TeleSpectrum Worldwide Inc. provides direct marketing and customer care services to Fortune 500 companies in a wide range of industries, including financial services, telecommunications, high tech, insurance, utilities, consumer products, health care/pharmaceutical, and government. TeleSpectrum Worldwide is a premier provider of inbound and outbound telemarketing, inbound customer service, interactive voice response, customer care consulting, teleservices training, and call center management. To learn more about TeleSpectrum Worldwide and its capabilities, please reference the Company's web site at www.telespectrum.com.
                          --------------------
                                   - more -
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Page 3 - TeleSpectrum Worldwide Inc.

FORWARD-LOOKING STATEMENTS

The statements contained herein regarding TeleSpectrum Worldwide's financial transactions, expected revenues and growth are forward-looking statements that involve substantial risk and uncertainty. In accordance with the Private Securities Litigation Reform Act of 1995, the following are factors that could cause TeleSpectrum Worldwide Inc.'s actual results to differ materially from those expressed or implied by such forward-looking statements: agreements with its existing clients generally do not assure a specific level or duration of revenue, revenue assumptions may not be realized, the growth and profitability assumptions assume the addition of new clients not currently identified, contracts may not be realized, capacity utilization rates may be adversely affected due to competitors' actions or customers' needs, the sale of the direct mail and fulfillment division cannot be guaranteed until the sale is concluded, outstanding bank debt may not be reduced, additional capital financing may not be available to the company, and cost cutting measures may have varying degrees of success. Investors are encouraged to review TeleSpectrum Worldwide's SEC filings for more information about the factors affecting the Company's business.


                                     # # #

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                          TeleSpectrum Worldwide Inc.

                     Actual and Supplemental Pro Forma/1/
                             Results of Operations
                 (Thousands of dollars, except per share data)

                                                                Three Months Ended                 Twelve Months Ended
                                                           ------------------------------      -------------------------------
                                                                      (unaudited)                         (unaudited)
                                                           -----------------------------       -------------------------------
                                                                                                                  Supplemental
                                                             Actual            Actual             Actual           Pro Forma
                                                            31-Dec-97         31-Dec-96         31-Dec-97          31-Dec-96
                                                           ---------------   ---------------   ----------------   ---------------
    Revenues                                                 $ 44,802           $38,696           $178,922           $115,973
                                                           ---------------   ---------------   ----------------   ---------------

    Operating Expenses
    Cost of Services                                           44,616            26,631            155,902            81,242
    Selling, General & Administrative                           9,394             7,331             40,737            20,107
    Goodwill Amortization                                     140,896             1,460            146,321             5,265
                                                           ---------------   ---------------   ----------------   ---------------

    Total Operating Expenses                                  194,906            35,422            342,960           106,614
                                                           ---------------   ---------------   ----------------   ---------------

    Operating Income (Loss)                                  (150,104)            3,274           (164,038)            9,359

    Interest (Expense) Income, net                             (1,065)              121             (1,876)              447
    Investment Gain                                             1,760                -               1,760                -
                                                           ---------------   ---------------   ----------------   ---------------

    Income (Loss) Before Taxes                               (149,409)            3,395           (164,154)            9,806

    Income Tax (Expense) Benefit                                  252            (1,298)             2,310            (4,079)
                                                           ---------------   ---------------   ----------------   ---------------

    Income (Loss) from Continuing Operations                 (149,157)            2,097           (161,844)            5,727

    Income (Loss) from Discontinued Operations,
    net of income taxes                                          (118)              598              1,369             1,408
                                                           ---------------   ---------------   ----------------   ---------------

    Net Income (Loss)                                         $(149,275)        $ 2,695          $(160,475)         $  7,135
                                                           ---------------   ---------------   ----------------   ---------------


    Basic and Diluted Earnings (Loss) Per Share:
    Continuing Operations                                          ($5.92)            $0.08             ($6.42)            $0.25
    Discontinued Operations                                         (0.00)             0.03               0.06              0.07
                                                           ---------------   ---------------   ----------------   ---------------
    Net Income (Loss)                                              ($5.92)            $0.11             ($6.36)            $0.32
                                                           ---------------   ---------------   ----------------   ---------------
    Shares Used in Computing Net
    Income (Loss) Per Share                                        25,213            25,395             25,213            22,644

/1/ Supplemental pro forma results of operations assume that the Company acquired the Initial Operating Businesses on January 1, 1996. The results of operations for TARP, PR Response, and the Interactive Voice Response Division of Voice FX Corporation are included only from their actual acquisition dates, October 1, 1996, November 1, 1996, and March 21, 1997, respectively.